EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187949, 333-144872, 333-00099, 333-23857, 333-82674, 333-169427 and 333-169428) of Digi International Inc. of our report dated November 22, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 22, 2013